Exhibit 99.1

Plus Therapeutics and Medidata Announce Expanded Clinical Trial Partnership

Companies collaborate to design innovative registrational trial of 186RNL for recurrent glioblastoma

Proprietary Synthetic Control ArmⓇ solution intended to enhance enrollment and reduce costs

AUSTIN, Texas, April 5, 2022 – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing innovative, targeted radiotherapeutics for rare and difficult-to-treat cancers, today announced that it has expanded its partnership with Medidata, a Dassault Systèmes company.

The goal of the expanded partnership is to speed enrollment, improve patient access to an innovative therapy and reduce clinical trial costs in Plus Therapeutics’ planned forthcoming Phase 2 registrational trial of Rhenium-186 NanoLiposome (186RNL) in recurrent glioblastoma (GBM). The partnership will utilize Medidata’s Synthetic Control Arm® (SCA) platform that facilitates the use of historical clinical trial (HCT) data in a manner that historically has been favorably received by the U.S. Food and Drug Administration. The expanded partnership follows a successful preliminary assessment stage intended to determine project feasibility and probability of success.

“Synthetic control arms reduce the time and cost associated with complex clinical trials in rare diseases such as glioblastoma,” said Norman LaFrance, M.D., Chief Medical Officer and SVP of Plus Therapeutics. “Plus has been quite impressed with Medidata’s team, capabilities and platform in the recently completed feasibility phase. Furthermore, the benefit is passed down to patients and their families, allowing for fewer patients to be exposed to placebos or existing standard-of-care treatments that might not be effective for them, offering them greater access to potentially life-extending therapies.”

Medidata will provide the Company with a SCA based on a historical pool of anonymized HCT data to incorporate into Plus Therapeutics’ planned Phase 2 trial of 186RNL in recurrent GBM. SCAs are especially advantageous in indications such as recurrent GBM where the standard-of-care control treatment is considered undesirable by many patients and physicians.

About the Synthetic Control Arm®

Medidata’s Synthetic Control Arm (SCA) – a type of external control – is formed by carefully selecting patients from Medidata’s extensive repository of historical clinical trials to match the baseline demographic and disease characteristics of the patients treated with the new investigational product. Case studies have shown that SCAs can effectively mimic a classic randomized control and, therefore, can be used to accurately interpret the treatment effects of an investigational product.

SCAs can help enhance the scientific validity of single-arm trials and, in certain indications, enhance randomized clinical trials to expose fewer prospective patients to control and/or ineffective or existing standard-of-care treatments that might not provide a benefit to the patient. This is done while still providing highly valid scientific evidence. These factors can influence a patient’s willingness to participate in a trial where there is a very poor prognosis and perceived inadequate standard of care.

About Plus Therapeutics

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the development, manufacture, and commercialization of complex and innovative treatments for patients battling cancer and other life-threatening diseases.

Our proprietary nanotechnology platform is currently centered around the enhanced delivery of a variety of drugs using novel liposomal encapsulation technology. Liposomal encapsulation has been extensively explored and undergone significant technical and commercial advances since it was first developed. Our platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. More information may be found at PlusTherapeutics.com and ReSPECT-Trials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “designed to,” “will,” “can,” “potential,” “focus,” “preparing,” “next steps,” “possibly,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the following: the potential promise of 186RNL including the ability of 186RNL to safely and effectively deliver radiation directly to the tumor at high doses; expectations as to the Company’s future performance including the next steps in developing the Company’s current assets; the Company’s clinical trials including the use of a synthetic control armpossible negative effects of 186RNL; the continued evaluation of 186RNL including through evaluations via a seventh patient cohort; and the intended functions of the Company’s platform and expected benefits from such functions.

The forward-looking statements included in this press release are subject to a number of risks and uncertainties that may cause actual results to differ materially from those discussed in such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s actual results may differ, including materially, from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the following: the early stage of the Company’s product candidates and therapies, the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash, the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, market conditions, product performance, litigation or potential litigation, and competition within the regenerative medicine field, among others; and additional risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

Peter Vozzo

ICR Westwicke

(443) 377-4767

Peter.Vozzo@westwicke.com

Media Contact

Terri Clevenger

ICR Westwicke

(203) 856-4326

Terri.Clevenger@westwicke.com